Exhibit 4.1

February 28, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	First Defiance Financial Corp. – Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2013

Ladies and Gentlemen:

Today, First Defiance Financial Corp., an Ohio corporation (“First Defiance”), is filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, First Defiance hereby agrees to furnish the SEC, upon request, copies of instruments and agreements, defining the rights of holders of First Defiance’s long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. The total amount of securities issued under any instrument of such long-term debt does not exceed 10% of the total assets of First Defiance and its subsidiaries on a consolidated basis.

Very truly yours,

FIRST DEFIANCE FINANCIAL CORP.

/s/ Kevin T. Thompson

Kevin T. Thompson

Chief Financial Officer